Exhibit 4.16
ADDENDUM AGREEMENT NO. 2
(the “Addendum Agreement”)
TO COMMERCIAL MANAGEMENT AGREEMENTS
BETWEEN CARDIFF MARINE INC.
OF MONROVIA, LIBERIA, LAWFULLY REPRESENTED (HEREINAFTER
“CARDIFF”)
AND
“OCEANTRADE OWNERS LIMITED” (M/V TOPEKA)
“OCEANPRIME OWNERS LIMITED” (M/V RICHMOND)
“OCEANWEALTH OWNERS LIMITED” (M/V PIERRE)
“OCEANSTRENGTH OWNERS LIMITED” (M/V LANSING)
“OCEANENERGY OWNERS LIMITED” (M/V HELENA)
“OCEANVENTURE OWNERS LIMITED” (M/V AUSTIN)
“KIFISSIA STAR OWNERS INC.” (M/V AUGUSTA)
“OCEANSHIP OWNERS LIMITED” (M/V TRENTON)
HEREINAFTER COLLECTIVELY THE “OWNERS”
Whereas the Owners have been engaged in the ownership and operation of cargo vessels trading worldwide.
Whereas Oceantrade Owners Limited as Owners and CARDIFF as Commercial Managers have entered into a commercial management agreement dated 2nd January, 2009 with respects to the vessel M/V Topeka;
Whereas Oceanprime Owners Limited as Owners and CARDIFF as Commercial Managers have entered into a commercial management agreement dated 2nd January, 2009 with respects to the vessel M/V Richmond;
Whereas Oceanwealth Owners Limited as Owners and CARDIFF as Commercial Managers have entered into a commercial management agreement dated 2nd January, 2009 with respects to the vessel M/V Pierre;
Whereas Oceanstrength Owners Limited as Owners and CARDIFF as Commercial Managers have entered into a commercial management agreement dated 2nd January, 2009 with respects to the vessel M/V Lansing;
Whereas Oceanenergy Owners Limited as Owners and CARDIFF as Commercial Managers have entered into a commercial management agreement dated 2nd January, 2009 with respects to the vessel M/V Helena;
Whereas Oceanventure Owners Limited as Owners and CARDIFF as Commercial Managers have entered into a commercial management agreement dated 2nd January, 2009 with respects to the vessel M/V Austin;

Whereas Kifissia Star Owners Inc. as Owners and CARDIFF as Commercial Managers have entered into a commercial management agreement dated 2nd January, 2009 with respects to the vessel M/V Augusta;
Whereas Oceanship Owners Limited as Owners and CARDIFF as Commercial Managers have entered into a commercial management agreement dated 2nd January, 2009 with respects to the vessel M/V Trenton;
IT IS HEREBY AGREED AS FOLLOWS:
That the Euro equivalent of 90 days commercial management fees (the “Security”) will be paid to CARDIFF in cash as security for the due, punctual, proper and correct performance by the Owners of their obligations under the Commercial Management Agreements, such payment to be made to CARDIFF upon written demand by CARDIFF to a bank account as designated by the CARDIFF
That the Security to be paid by Oceantrade Owners Limited to CARDIFF with respect to M/V Topeka shall be € 13.500 in cash (€ 150 per day x 90 days)
That the Security to be paid by Oceanprime Owners Limited to CARDIFF with respect to M/V Richmond shall be € 13.500 in cash (€ 150 per day x 90 days)
That the Security to be paid by Oceanwealth Owners Limited to CARDIFF with respect to M/V Pierre shall be € 13.500 in cash (€ 150 per day x 90 days)
That the Security to be paid by Oceanstrength Owners Limited to CARDIFF with respect to M/V Lansing shall be € 13.500 in cash (€ 150 per day x 90 days)
That the Security to be paid by Oceanenergy Owners Limited to CARDIFF with respect to M/V Helena shall be € 13.500 in cash (€ 150 per day x 90 days)
That the Security to be paid by Oceanventure Owners Limited to CARDIFF with respect to M/V Austin shall be € 13.500 in cash (€ 150 per day x 90 days)
That the Security to be paid by Kifissia Star Owners Inc. to CARDIFF with respect to M/V Augusta shall be € 13.500 in cash (€ 150 per day x 90 days)
That the Security to be paid by Oceanship Owners Limited to CARDIFF with respect to M/V Trenton shall be € 13.500 in cash (€ 150 per day x 90 days)
That upon the valid effective termination of the Commercial Management Agreements CARDIFF shall only be required to return the Security amount or any portion thereof, if the amounts due to CARDIFF pursuant with the obligations set forth in the Commercial Management Agreements and their addenda is less than the Security amount paid as per above, it being understood that in any event of default from the part of the Owners, the

Security is forfeited in favor of CARDIFF without prejudice to any rights which CARDIFF may have against the Owner in law or in equity
That the Security amount shall be non-refundable by CARDIFF in the event of: (i) a Change of Control of OceanFreight Inc. and (ii) any public disclosure that OceanFreight Inc is in default of any of its agreements including but not limited to Loan Agreements and Charter Party Agreements and such default impairs the Company’s ability to continue its operations. Change of Control shall have the same term and meaning as set forth in the Services Agreement dated 15th May, 2008 between CARDIFF and OceanFreight Inc,
All other terms and conditions of each respective Commercial Management Agreement dated 2nd January, 2008 shall remain unaltered and in full force and effect, save as may have been amended by the parties, such as with regard to the Security payable as above
[SIGNATURE PAGE FOLLOWS]

Signed this 14th day of January 2009.

/s/ Michael Gregos

ON BEHALF OF THE OWNERS

By:	Michael Gregos
Title:	COO

/s/ Charalampos Alivizatos

ON BEHALF OF CARDIFF MARINE INC.

By:	Charalampos Alivizatos
Title:	Legal Representative